As filed with the Securities and Exchange Commission on June 18, 2025

Registration No. 333-36840-99

Registration No. 333-00429-99

Registration No. 033-60667-99

Registration No. 333-76392

Registration No. 333-76394

Registration No. 333-99257

Registration No. 333-125221

Registration No. 333-151438

Registration No. 333-151440

Registration No. 333-166787

Registration No. 333-196186

Registration No. 333-210953

Registration No. 333-217464

Registration No. 333-231215

Registration No. 333-231216

Registration No. 333-237963

Registration No. 333-237964

Registration No. 333-237965

Registration No. 333-237966

Registration No. 333-255653

Registration No. 333-261805

Registration No. 333-271503

Registration No. 333-271509

Registration No. 333-287144

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36840-99

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-00429-99

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 033-60667-99

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-76392

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-76394

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-99257

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-125221

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151438

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151440

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166787

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196186

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210953

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217464

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231215

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231216

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-237963

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-237964

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-237965

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-237966

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-255653

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-261805

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-271503

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-271509

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-287144

UNDER

THE SECURITIES ACT OF 1933

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	25-1897152
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

600 Grant Street

Pittsburgh, Pennsylvania

(Address of principal executive offices)

15219-2800

(Zip Code)

United States Steel Corporation's Parity Investment Bonus Plan

United States Steel Corporation Non-Officer Restricted Stock Plan

United States Steel Corporation 2002 Stock Plan

United States Steel Corporation 2005 Stock Incentive Plan

U. S. Steel Tubular Services Savings Plan

United States Steel Corporation 2016 Omnibus Incentive Compensation Plan

Big River Steel 401(k) Plan

United States Steel Corporation Savings Fund Plan for Salaried Employees

USS 401(k) Plan for USW-Represented Employees

(Full title of the Plans)

Scotland M. Duncan

Senior Vice President, General Counsel and Secretary

600 Grant Street

Pittsburgh, Pennsylvania 15219-2800

(Name and address of Agent for Service)

(412) 433-1121

(Telephone number, including area code, of agent for Service)

Copies to:

Ariel Deckelbaum

Suni Sreepada

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

(212) 596-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”), which were previously filed with the Securities and Exchange Commission (the “SEC”), are being filed by United States Steel Corporation, a Delaware corporation (the “Registrant”), to deregister all shares of the Registrant’s common stock, par value $1.00 per share (the “Shares”), together with any and all plan interests and other securities registered thereunder, in each case, that remain unissued under the following Registration Statements:

•	Registration Statement on Form S-8 (No. 333-36840-99) pertaining to the registration of 1,000,000 Shares, issuable under the Registrant’s Savings Fund Plan for Salaried Employees (the “SFP for Salaried Employees”), which was filed with the SEC on January 8, 2002.

•	Registration Statement on Form S-8 (No. 333-00429-99) pertaining to the registration of 2,000,000 Shares, issuable under the Registrant’s SFP for Salaried Employees, which was filed with the SEC on January 8, 2002.

•	Registration Statement on Form S-8 (No. 033-60667-99) pertaining to the registration of 400,000 Shares, issuable under the Registrant’s Parity Investment Bonus Plan, which was filed with the SEC on January 8, 2002.

•	Registration Statement on Form S-8 (No. 333-76392) pertaining to the registration of 2,700,000 Shares, issuable under the Registrant’s Non-Officer Restricted Stock Plan, which was filed with the SEC on January 8, 2002.

•	Registration Statement on Form S-8 (No. 333-76394) pertaining to the registration of 6,000,000 Shares, issuable under the Registrant’s 2002 Stock Plan, which was filed with the SEC on January 8, 2002.

•	Registration Statement on Form S-8 (No. 333-99257) pertaining to the registration of 5,500,000 Shares, issuable under the Registrant’s SFP for Salaried Employees, which was filed with the SEC on September 6, 2002.

•	Registration Statement on Form S-8 (No. 333-125221) pertaining to the registration of 6,750,000 Shares, issuable under the Registrant’s 2005 Stock Incentive Plan (as amended and restated, the “2005 Plan”), which was filed with the SEC on May 25, 2005.

•	Registration Statement on Form S-8 (No. 333-151438) pertaining to the registration of 250,000 Shares, issuable under the Registrant’s U. S. Steel Tubular Services Savings Plan (the “USSTSSP”), which was filed with the SEC on June 5, 2008.

•	Registration Statement on Form S-8 (No. 333-151440) pertaining to the registration of 5,250,000 Shares, issuable under the Registrant’s SFP for Salaried Employees, which was filed with the SEC on June 5, 2008.

•	Registration Statement on Form S-8 (No. 333-166787) pertaining to the registration of 8,700,000 Shares, issuable under the Registrant’s 2005 Plan, which was filed with the SEC on May 13, 2010.

•	Registration Statement on Form S-8 (No. 333-196186) pertaining to the registration of 5,800,000 Shares, issuable under the Registrant’s 2005 Plan, which was filed with the SEC on May 22, 2014.

•	Registration Statement on Form S-8 (No. 333-210953) pertaining to the registration of 7,200,000 Shares, issuable under the Registrant’s United States Steel Corporation 2016 Omnibus Incentive Compensation Plan (as amended and restated, the “2016 Compensation Plan”), which was filed with the SEC on April 27, 2016.

•	Registration Statement on Form S-8 (No. 333-217464) pertaining to the registration of 6,300,000 Shares, issuable under the Registrant’s 2016 Compensation Plan, which was filed with the SEC on April 26, 2017.

•	Registration Statement on Form S-8 (No. 333-231215) pertaining to the registration of 6,000,000 Shares, issuable under the Registrant’s USS 401(k) Plan for USW-Represented Employees, which was filed with the SEC on May 3, 2019.

•	Registration Statement on Form S-8 (No. 333-231216) pertaining to the registration of 7,000,000 Shares, issuable under the Registrant’s SFP for Salaried Employees, which was filed with the SEC on May 3, 2019.

•	Registration Statement on Form S-8 (No. 333-237963) pertaining to the registration of 4,700,000 Shares, issuable under the Registrant’s 2016 Compensation Plan, which was filed with the SEC on May 1, 2020.

•	Registration Statement on Form S-8 (No. 333-237964) pertaining to the registration of 4,000,000 Shares, issuable under the Registrant’s USS 401(k) Plan for USW-Represented Employees, which was filed with the SEC on May 1, 2020.

•	Registration Statement on Form S-8 (No. 333-237965) pertaining to the registration of 5,000,000 Shares, issuable under the Registrant’s SFP for Salaried Employees, which was filed with the SEC on May 1, 2020.

•	Registration Statement on Form S-8 (No. 333-237966) pertaining to the registration of 100,000 Shares, issuable under the Registrant’s USSTSSP, which was filed with the SEC on May 1, 2020.

•	Registration Statement on Form S-8 (No. 333-255653) pertaining to the registration of 14,500,000 Shares, issuable under the Registrant’s 2016 Compensation Plan, which was filed with the SEC on April 30, 2021.

•	Registration Statement on Form S-8 (No. 333-261805) pertaining to the registration of 1,500,000 Shares, issuable under the Registrant’s Big River Steel 401(k) Plan, which was filed with the SEC on December 21, 2021.

•	Registration Statement on Form S-8 (No. 333-271503) pertaining to the registration of Shares, issuable under the Registrant’s SFP for Salaried Employees, which was filed with the SEC on April 28, 2023.

•	Registration Statement on Form S-8 (No. 333-271509) pertaining to the registration of Shares, issuable under the Registrant’s USS 401(k) Plan for USW-Represented Employees, which was filed with the SEC on April 28, 2023.

•	Registration Statement on Form S-8 (No. 333-287144) pertaining to the registration of 9,730,000 Shares, issuable under the Registrant’s 2016 Compensation Plan, which was filed with the SEC on May 9, 2025.

Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 18, 2023, among the Registrant, Nippon Steel North America, Inc., a New York corporation (“Parent”), 2023 Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely as provided in Section 9.13 therein, Nippon Steel Corporation, a Japanese corporation, Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger became effective on June 18, 2025.

In connection with the closing of the Merger, the Registrant is terminating all offerings pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered but remaining unsold under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 18, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 18, 2025.

UNITED STATES STEEL CORPORATION

By:	/s/ Scotland M. Duncan
	Name:	Scotland M. Duncan
	Title:	Senior Vice President, General Counsel and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.